UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2021

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RED VIOLET, INC.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-38407 (Commission File Number)	82-2408531 (I.R.S. Employer Identification Number)

2650 North Military Trail, Suite 300, Boca Raton, FL 33431
(Address of principal executive offices) (Zip Code)

561-757-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDVT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2021, the Board of Directors (the “Board”) of Red Violet, Inc. (the “Company”) increased the size of the Board from four members to five members and appointed Lisa Stanton to the Board, effective August 9, 2021, to fill such vacancy. Ms. Stanton was elected to a one-year term to serve until the 2022 annual meeting of stockholders.

Ms. Stanton, 57, currently serves on the Board of Directors of Washington Trust Bancorp, Inc., the parent company of The Washington Trust Company, the oldest community bank in the United States and largest state-chartered bank headquartered in Rhode Island. Ms. Stanton previously served on the Board of Directors of Trulioo, a global identity verification provider based in Vancouver, Canada, from January 2020 until July 2021. Additionally, she served as a member of the Venture Investments Board and as an advisor to the IT Resilience and Strategy Committee of the Board of Directors of Nationwide Building Society, a financial institution in London, England from September 2016 through December 2019. She has more than 25 years of financial services, technology and data security experience, most recently serving as General Manager, Enterprise Strategy for American Express from December 2018 through her retirement in April 2020. From 2014 through 2016, she served as Chief Executive Officer for InAuth, a digital security solutions provider to global financial institutions. Following the acquisition of InAuth by American Express in 2016, she continued serving as InAuth’s President through 2018. She was the founder of the U.S. division of Monitise, a mobile banking and payments platform for financial institutions, where she served as Chief Executive Officer from 2007 to 2009, General Manager of the London-based Monitise Group from 2009 to 2013 and President, Americas from 2013 to 2014. She also served as a Senior Vice President for Citizens Financial Group from 1996 to 2007 and First New Hampshire Bank from 1991 to 1996, holding leadership roles in real estate; venture capital; retail distribution; digital, mobile and online channels; and card and payments products. She began her career as a commercial real estate broker, attaining the designation of Certified Commercial Investment Member (CCIM).

The Board has determined that Ms. Stanton is independent in accordance with the Company’s corporate governance guidelines and applicable requirements of The NASDAQ Stock Market and the Securities and Exchange Commission (the “SEC”). Ms. Stanton is not a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Stanton and any other person pursuant to which she was selected as a director.

In connection with her service to the Board, Ms. Stanton will receive annual cash compensation of $25,000, payable in quarterly installments, and an initial equity grant of restricted stock units with an approximate value of $75,000, vesting one-third of the award on each of the first three anniversaries of the date of grant.

Ms. Stanton was not appointed to any Board Committee.

On August 9, 2021, the Company issued a press release announcing the appointment of Ms. Stanton as a director. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated August 9, 2021.

104	Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Violet, Inc.

Date: August 9, 2021	By:	/s/ Derek Dubner
Derek Dubner
Chief Executive Officer (Principal Executive Officer)